Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Alabama Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	55,438		0.27		207,952		9.66
Class B	2,886		0.20		14,414		9.66
Class C	30,034		0.22		137,623		9.66
Class I 716,157		0.31		2,257,899	9.66

Evergreen Georgia Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	 658,761	0.23		2,754,729	9.44
Class B	 159,417	0.19		716,632		9.44
Class C	 51,004		0.19		247,791		9.44
Class I	2,626,967	0.25		8,610,324	9.44

Evergreen South Carolina Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,114,402	0.25		3,907,504	9.75
Class B	146,897		0.20		679,798		9.75
Class C	108,094		0.20		509,670		9.75
Class I	5,313,817	0.26		17,116,626	9.75

Evergreen Maryland Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A 434,395              0.25        1,664,081       10.73
Class B	 80,621              0.20          337,761       10.73
Class C  50,915              0.20          244,278       10.73
Class I859,324               0.26         2,592,188      10.73

Evergreen Virginia Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,296,284	0.23		5,180,230	9.68
Class B	  180,858	0.19		825,898		9.68
Class C	   40,847	0.19		217,918		9.68
Class I	3,311,692	0.24		8,922,954	9.68

Evergreen Connecticut Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	9,747		0.01		1,248,803	6.19
Class B	2,173		0.01		340,887		6.19
Class C 1,351		0.01		217,150		6.19
Class I 66,071		0.01		7,857,500	6.19

Evergreen New Jersey Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	70,957    	0.02		4,527,813	10.71
Class B	17,657    	0.01		1,378,046	10.71
Class C	 7,821   	0.01		6,750,749	10.71
Class I	206,839   	0.02		12,183,454	10.71

Evergreen New York Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	8,033		.01		676,120		10.88
Class B	3,504		.01		390,033		10.88
Class C	5,085		.01		566,993		10.88
Class I	62,657		.01		4,733,945	10.88